Exhibit 99(c)
ESI TRACTEBEL ACQUISITION CORP. (the registrant) Certification Of Periodic Report
I, James L. Robo, President (equivalent to the Chief Executive Officer) of ESI Tractebel Acquisition Corp. certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)

the Annual Report on Form 10-K of the registrant for the annual period ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: March 27, 2003

JAMES L. ROBO

James L. Robo President (equivalent to the Chief Executive Officer) ESI Tractebel Acquisition Corp.

A signed original of this written statement required by Section 906 has been provided to ESI Tractebel Acquisition Corp. and will be retained by ESI Tractebel Acquisition Corp. and furnished to the Securities and Exchange Commission or its staff upon request.